As filed with the Securities and Exchange Commission on August 21, 2019

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

                              PAYSIGN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4550154
(State of Incorporation)	(I.R.S. Employer Identification No.)

1700 W. Horizon Ridge Parkway, Suite 200
Henderson, Nevada 89012
                              (702) 453-2221
(Address and Telephone Number of Principal Executive Offices)

Non-Qualified Stock Option Agreement for Dan Henry
(Full title of the plan)

Mark Newcomer, Chief Executive Officer
Paysign, Inc.
1700 W. Horizon Ridge Parkway, Suite 200
Henderson, Nevada 89012
                              (702) 453-2221
(Name and address of agent for service)

COPIES TO:

Brian Blaney, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Telephone: (602) 455-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,500,000	$16.09	$24,135,000.00	$2,925.16

(1)	In accordance with Rule 416(a) promulgated under the Securities Act of 1933, also includes an indeterminable number of shares that may become issuable by reason of stock splits, stock dividends, and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933 on the basis of $16.09, the average of the high and low sales price of the common stock of Paysign, Inc., as reported on the Nasdaq Capital Market on August 20, 2019.

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of 1,500,000 shares of common stock, par value $0.001 per share, of Paysign, Inc. (“Common Stock”), that may be issued and sold pursuant to a stock option previously granted to Dan Henry, a member of the board of directors of Registrant, pursuant to that certain Non-Qualified Stock Option Agreement dated May 3, 2018, in a transaction by the Registrant exempted from registration under Section 4(a)(2) of the Securities Act of 1933.

Part I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 12, 2019;

(b)	The Registrant’s Quarterly Reports for the periods ended March 31, 2019, filed with the Commission on May 8, 2019, and June 30, 2019, filed with the Commission on August 7, 2019;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 13, 2019, April 29, 2019, May 8, 2019 (as amended July 31, 2019), May 24, 2019 and August 7, 2019; and.

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 10, with the Commission on September 16, 2010, including any amendments or reports filed for the purpose of updating such description.

From the date of filing of such documents, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement that indicates that all securities covered by the Registration Statement have been sold or that deregisters all securities covered by the Registration Statement then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities.

The Common Stock to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.	Interests of Named Experts and Counsel.

Not applicable.

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ITEM 6.	Indemnification of Directors and Officers.

The Registrant is a Nevada corporation. Section 78.7502 of Chapter 78 of the Nevada Revised Statutes ("NRS") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (a) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful; or (b) is not liable pursuant to Section 78.138 of the NRS. Under Section 78.138, a director or officer is not individually liable to the corporation unless such person breached their fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law. If the action or suit is by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Under Article V.B of the Registrant’s Articles of Incorporation, the Registrant is required to indemnify, to the fullest extent permitted by Nevada law, its officers and directors. Furthermore, Article V.C of the Registrant’s Articles of Incorporation, the Registrant is required to pay (or through insurance purchased and maintained by the Registrant or through other financial arrangements) any expenses of an officer or director as they are incurred and in advance of the final disposition of a civil or criminal action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

Under Article VII of our Bylaws, the Registrant is required to indemnify and hold harmless, to the fullest extent required by Nevada law, each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, by reason of the fact that he or she is or was a director or officer or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company, or is or was serving in any capacity at the request of the Registrant as a director, officer, employee, agent, partner, member, manager, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise or affiliate. Indemnification may not be made to or on behalf of an indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action. Furthermore, we are required to advance expenses to an indemnitee in advance of a final disposition of the proceeding.

The indemnification provided by our Articles of Incorporation and Bylaws is not exclusive of any rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Nevada law, the Registrant’s Articles of Incorporation, the Registrant’s Bylaws or any indemnification agreements of the Registrant with its directors and officers, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant maintains a Directors' and Officers' Liability Insurance Policy designed to reimburse it for any covered payments made by the Registrant pursuant to the foregoing indemnification.

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ITEM 7.	Exemption from Registration Claimed.

Not applicable.

ITEM 8.	Exhibits.

Exhibit No.	Exhibit

4.1	Amended and Restated Articles of Incorporation (1)

4.2	Amended and Restated By-Laws (2)

4.3*	Non-Qualified Stock Option Agreement

5.1*	Opinion re: Legality

23.1*	Consent of Squar Milner LLP to the use of its opinion included in the Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2018.

23.2	Consent of Greenberg Traurig, LLP to the filing of its opinion with respect to the legality of the securities being registered hereby (included in Exhibit 5.1).

24.1	Power of Attorney (included in the Signatures section of this Registration Statement).

*Filed herewith.

(1)	Incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form 10 (File No. 000-54123) filed with the Commission on September 16, 2010.

(2)	Incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed on May 22, 2018.

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ITEM 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on August 21, 2019.

PAYSIGN, INC.

Date: August 21, 2019	/s/ Mark Newcomer
By: Mark Newcomer, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Newcomer, Mark Attinger and Robert Strobo, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Newcomer Mark Newcomer	Chief Executive Officer and Director (Principal Executive Officer)	August 21, 2019
/s/ Mark Attinger Mark Attinger	Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2019
/s/ Dan Henry Dan Henry	Chairman and Director	August 21, 2019
/s/ Daniel Spence Daniel Spence	Chief Technical Officer and Director	August 21, 2019
/s/ Joan Herman Joan Herman	Chief Operating Officer and Director	August 21, 2019
/s/ Dennis Triplett Dennis Triplett	Director	August 21, 2019
/s/ Quinn Williams Quinn Williams	Director	August 21, 2019
/s/ Bruce Mina Bruce Mina	Director	August 21, 2019

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